Calculation of Filing Fee Tables
Form S-3
(Form Type)
Pruco Life Insurance Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Other	Contingent Deferred Annuity Contracts	Rule 457(o)	(1)	(1)	To be completed by Pre-effective Amendment	$153.10	To be completed by Pre-effective Amendment	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	Rule 457(o)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$__________		$_______
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$92.70
	Net Fee Due							$_______

(1)	The Amount Registered and the Proposed Maximum Offering Price Per Unit are not applicable because the securities are not issued in predetermined amounts or units.

Table 2: Fee Offset Claims and Sources

	Registrant Or Filer Name	Form Or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Pruco Life Insurance Company	S-3		01/31/2022		$92.70	Other	Contingent Deferred Annuity Contracts	N/A	N/A
Fee Offset Sources	Pruco Life Insurance Company	S-3	333-263242 (2)		03/02/2022						$92.70 (2)
(2)
The registration fee of $92.70 was originally paid in connection with Registration Statement 333-262437 filed on January 31, 2022 (Accession No. 0000777917-22-000006) which was later withdrawn on March 1, 2022 (Accession No. 0000777917-22-000011). This registration fee was then applied as a fee offset in Registration Statement 333-263242 filed on March 2, 2022 (Accession No. 0000777917-22-000013) which was subsequently withdrawn on September 1, 2023 (Accession No. 0000777917-23-000062).